AdCare Health Systems Reports Record First Quarter 2012 Results

Revenues up 62% to Record $50.2 Million, Driving Record Adjusted EBITDAR of $6.3 Million; Company Exceeds Consensus Estimates; Provides Additional Operating Data to Enhance Analyst Visibility Into Key Performance Metrics

SPRINGFIELD, OH -- (Marketwire - May 10, 2012) - AdCare Health Systems, Inc. (NYSE Amex: ADK), a leading long-term care provider, reported financial results for the first quarter ended March 31, 2012.

Q1 2012 Financial Highlights

  Record revenues of $50.2 million, up 10% sequentially and up 62% from Q1 2011
  Same-facility revenues of $31.6 million, up 3.3% sequentially and up 3.8% vs. Q1 2011
  Income from operations was a record $2.6 million vs. a loss of $368,000 in the previous quarter and $381,000 in the same year-ago quarter
  Adjusted EBITDAR from continuing operations was a record $6.3 million, up 40% sequentially and up 91% versus the same year-ago quarter
  Acquisitions completed in the quarter added more than $12.5 million in estimated annualized revenue run-rate
  Received $3.6 million in net proceeds from registered public offering

Q1 2012 Summary of Financial Results
Revenues in the first quarter of 2012 increased 62% to a record $50.2 million from $31.0 million in the same year-ago quarter. The increase in revenue was primarily due to acquisitions completed since December 31, 2010 as part of AdCare's M&A program. The company's skilled nursing facilities that existed prior to January 1, 2011 also contributed to the improvement in revenue. A more detailed discussion and analysis of the company's performance is available in AdCare's Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission.

Income from operations in the first quarter of 2012 was a record $2.6 million, as compared to $0.4 million in the first quarter of 2011. The increase in income from operations was due to acquisitions and revenue improvement in acquired facilities combined with increased operating margins for the period. Our cost of services as a percentage of patient care revenues decreased to 80.6% for the first quarter of 2012 compared to 82.5% for the first quarter of 2011.

For earnings attributable to AdCare and its shareholders, the company recorded a net loss in the first quarter of 2012 of $0.2 million or $(0.02) per share, as compared to a net loss of $0.8 million or $(0.09) per share in the first quarter of 2011.

Adjusted EBITDAR from continuing operations in the first quarter of 2012 totaled a record $6.3 million, up 91% from Adjusted EBITDAR from continuing operations of $3.3 million in the first quarter of 2011. (See below for the definition of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations, both of which are non-GAAP financial measures, as well as an important discussion about the presentation of these measures and reconciliation of these measures to net loss, the most directly comparable GAAP financial measure.)

Combined cash, current restricted cash and cash equivalents at March 31, 2012 totaled $12.5 million, as compared to $9.2 million at December 31, 2011.

Q1 2012 Operational Highlights

  Obtained effective control of a skilled nursing and assisted living community in Springfield, Ohio, with an aggregate of 179 beds in service and an estimated $12.5 million in gross annualized revenues (based upon its most recent financial statements). Its addition was immediately accretive to AdCare's earnings.
  Signed a purchase agreement for three skilled nursing facilities in Arkansas, with an aggregate of 437 beds in service. Two of the facilities have an estimated $15.9 million in gross annualized revenues (based upon their most recent financial statements), with the third facility having the capacity to produce an additional $20 million. Subsequent to the end of the quarter, AdCare completed the acquisition and resumed operations of the renovated third facility.
  Signed purchase agreements for two skilled nursing facilities in Oklahoma, with an aggregate of 239 beds in service and an estimated $10.3 million in gross annualized revenues (based upon their most recent financial statements). The acquisitions are anticipated to be completed in Q2 2012.
  Signed a purchase agreement for a skilled nursing facility in Arkansas, which has 120 beds in service and an estimated $3.3 million in gross annualized revenues (according to its most recent financial statements). Subsequent to the end of the quarter, AdCare completed the acquisition.
  At the end of the first quarter, the company operated 44 facilities comprised of 34 skilled nursing centers, nine assisted living residences and one independent living/senior housing facility, with 3,916 total beds/units in service. Of these 44 facilities, 22 are owned, 12 are leased, six are consolidated variable interest entities, and four are managed for third parties. The facilities are located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio and Oklahoma.

Management Commentary
"Our first quarter results reflect the successful execution of our ongoing acquisition and integration program, resulting in record revenue and operating profit that has exceeded all expectations," said AdCare's president and chief executive officer, Boyd P. Gentry. "Moreover, these results demonstrate our success at growing revenues organically through facility optimization, as evidenced especially in the improved performance of facilities we have held for more than 12 months."

"This optimization process begins with acquiring underperforming skilled nursing properties, then assisting the local facility leadership to improve the level of care, increase post-acute census and realign their payment rate," continued Gentry. "This optimization strategy increased our first quarter 'same-facility' revenues 3.8% over the year-ago quarter.

"Our Q1 operating results also reflected expense reductions that are also beginning to take hold from a number of cost containment measures. It's important to note that we've made these improvements across nearly all of our performance measures despite an unusually mild flu season and a warm winter, which typically lowers hospital occupancy. This shows our model is sustainable, and we expect further margin improvement to continue throughout the year.

"We have realized that our dramatic growth has limited the analyst community's visibility into our performance, resulting in us exceeding street consensus estimates. To provide for better insight, beginning with this quarter's earnings release we are providing more extensive disclosure of our historical operating data. We also plan to provide greater disclosure in the future, and we expect our more stabilized base of business and our recently enhanced infrastructure will also help provide better visibility into our results and outlook."

Chris Brogdon, AdCare's chief acquisition officer, commented: "AdCare has put under contract 47 facilities since we began our M&A campaign in the fall of 2009 and 30 since the beginning of 2011. During the quarter, our M&A program expanded operations into the Midwest and Southwest, established two additional facilities in Ohio, and put one additional facility under contract in Arkansas and two in Oklahoma. We continue to expect our new facilities and these pending acquisitions to leverage our infrastructure, thereby improving our overall EBITDA margin."

"We will continue pursuing an aggressive M&A program throughout the remainder of 2012," added Brodgon. "In fact, we are currently evaluating several attractive opportunities in the Southern region of the U.S."

Combining the company's current annualized run-rate with transactions in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $250 million. This would represent an increase of more than 67% over the company's revenues in 2011, and an increase of more than eight times revenues since initiating its M&A campaign in the spring of 2010. AdCare's expected annualized revenue run-rate does not include the potential revenues of the $20 million from the newly renovated sub-acute care facility in Arkansas.

Conference Call and Webcast
AdCare will hold a conference call to discuss its first quarter 2012 financial results today, Thursday, May 10, 2012 at 5:00 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Thursday, May 10, 2012
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4532651

The conference call will be webcast simultaneously here and available for replay via the investor section of the company's website at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until June 10, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4532651

Summary of Closed and Pending Transactions Since Start of M&A Program

----------------------------------------------------------------------------
                Beds/                                               Closing
Description     Units Location    Type         ARR (1) Terms        Status
----------------------------------------------------------------------------
Three Assisted                    Purchase
 Living         72                (Remaining   $3.2                 Closed
 Facilities     beds  Ohio        50%)         million Cash         3-31-10
----------------------------------------------------------------------------
                                  Consolidated         1-yr         Signed
                                  Variable             purchase     Option
                                  Interest             option,      6-25-10.
Assisted Living 104               Entity       $1.4    expiring    Currently
 Facility       Units Hoover, AL  (CVIE)       million June 2012    a CVIE
----------------------------------------------------------------------------
Five Nursing    600                            $38.8                Closed
 Homes          beds  Georgia     Lease        million 10-yr lease  7-30-10
----------------------------------------------------------------------------
                                                       10-yr lease
                                                       (combined
Three Nursing   269                            $18.4   with the     Closed
 Homes          beds  Georgia     Lease        million above)       9-2-10
----------------------------------------------------------------------------
                                                       Long-term
                                                       fixed rate
Two Nursing     304                            $19.5   loan, USDA   Closed
 Homes          beds  Alabama     Purchase     million guaranteed   10-1-10
----------------------------------------------------------------------------
                                                       12-yr lease
Two Nursing     299                            $20.8   with renewal Closed
 Homes          beds  Atlanta, GA Lease        million option       11-2-10
----------------------------------------------------------------------------
                                                       Long-term
                                                       fixed rate
Nursing         106                            $8.0    loan (USDA   Closed
 Facility       beds  Sylva, NC   Purchase     million guaranteed)  12-31-10
----------------------------------------------------------------------------
                                                       Long-term
                                                       fixed rate   Closed
                                                       loan         Two
                                                       (USDA,SBA   5-1-2011;
                                                       guaranteed   Closed
Three Nursing   329   Atlanta &                $18.0   and bank     third on
 Homes          beds  Dublin, GA  Purchase     million loans)       6-1-2011
----------------------------------------------------------------------------
                                                                   Currently
                                                       Long-term    a CVIE
Five Nursing    314                            $12.7   loan (SBA    (since
 Facilities     beds  Oklahoma    CVIE         million guaranteed)  8-1-11)
----------------------------------------------------------------------------
                                                       Long-term
                                                       fixed rate
                                                       loan (USDA   Closed
                                                       guaranteed   Four
                                                       and bank     9-8-11;
                                  Purchase             loans), one  Closed
Five Nursing    482   Arkansas &  (four) and   $27.5   10-year      (Lease)
 Homes          beds  Missouri    Lease (one)  million lease        11-1-11
----------------------------------------------------------------------------
                                                       Long-term
Assisted Living                                        loan (USDA
 Facility &     128   Mountain                 $5.4    guaranteed   Closed
 Nursing Home   beds  View, AR    Purchase     million bank loan)   12-2-11
----------------------------------------------------------------------------
                                                       30-year,
                                                       fixed-rated,
                                                       tax-exempt
                                                       bond
                                                       issuance,
Assisted Living                                        and
 Facility &     179   Springfield              $12.5   traditional  Closed
 Nursing Home   beds  , OH        Purchase     million bank loan    12-30-11
----------------------------------------------------------------------------
Three Nursing   437                            $15.9   Traditional  Closed
 Facilities     beds  Arkansas    Purchase     million bank loan    3-30-12
----------------------------------------------------------------------------
Nursing         120                            $3.3    Traditional  Closed
 Facility       beds  Arkansas    Purchase     million bank loan    4-30-12
----------------------------------------------------------------------------
Five Nursing                                           Long-term    Closing
 Facilities(Pen 456                            $13.2   loan (SBA    Expected
 ding)          beds  Oklahoma    Purchase     million guaranteed)  Q3-12
----------------------------------------------------------------------------
Two Nursing           Oklahoma                                      Closing
 Facilities     239   City &                   $10.3   Traditional  Expected
 (Pending)      beds  Tulsa, OK   Purchase     million bank loan    Q2-12
----------------------------------------------------------------------------
                                                       Long-term
One Nursing                                            loan (USDA   Closing
 Facility       160   Glenville,               $6.4    guaranteed   Expected
 (Pending) (2)  beds  GA          Purchase     million bank loan)   Q2-12
----------------------------------------------------------------------------
One Nursing                                            SBA          Closing
 Facility       96                             $6.7    conventional Expected
 (Pending) (2)  beds  Sumter, SC  Purchase     million loan         Q2-12
----------------------------------------------------------------------------
                                               $242.0
Total           4,694                          million
----------------------                         --------

(1)ARR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated
(2) Signed purchase agreement subsequent to Q1 2012.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare owns and manages long-term care facilities and retirement communities, and since the company's inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by Mr. Gentry that the company expects better results, and statements by Mr. Brogdon that the company continues to expect its new facilities and those pending acquisitions to improve the company's overall EBITDAR margin, as well as other statements regarding the signing and closing of expected acquisitions, and the company's expected annualized run-rate. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of terms such as "we," "us," "our," and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The company defines: (i) Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss, other income from recovery of receivable, and retirement and salary continuation costs; and (ii) Adjusted EBITDAR from continuing operations as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss; other income from recovery of receivable, retirement and salary continuation costs and rent cost.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. The metrics are key measures of AdCare Health System's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss, and certain acquisition related charges.

The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

  They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;
  They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and
  They are an indication to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company's day-to-day operations.

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in 000s, except per share data)
                                (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
Revenues:
  Patient care revenues                          $     49,808  $     30,532
  Management revenues                                     363           498
                                                 ------------  ------------
Total revenues                                         50,171        31,030
                                                 ------------  ------------

Expenses:
  Cost of services (exclusive of facility rent,
   depreciation and amortization)                      40,123        25,175
  General and administrative expenses                   3,931         2,924
  Facility rent expense                                 2,065         1,903
  Depreciation and amortization                         1,497           647
                                                 ------------  ------------
Total expenses                                         47,616        30,649
                                                 ------------  ------------
Income from Operations                                  2,555           381
                                                 ------------  ------------
Other Income (Expense):
  Interest expense, net                                (2,954)       (1,436)
  Derivative gain (loss)                                  410        (1,350)
  Acquisition costs, net of gains                        (293)          979
  Other income (expense)                                  (16)          606
                                                 ------------  ------------
Total other income (expense), net                      (2,853)       (1,201)
                                                 ------------  ------------
Loss from Continuing Operations Before Income
 Taxes                                                   (298)         (820)
Income tax expense                                        (54)          (86)
                                                 ------------  ------------
Loss from Continuing Operations                          (352)         (906)
Loss from discontinued operations, net of tax            (109)          (35)
                                                 ------------  ------------
Net Loss                                                 (461)         (941)
Net Loss Attributable to Noncontrolling
 Interests                                                255           176
                                                 ------------  ------------
Net Loss Attributable to AdCare Health Systems   $       (206) $       (765)
                                                 ============  ============

Net Loss per Common Share - Basic and Diluted:
  Continuing Operations                          $      (0.01) $      (0.08)
  Discontinued Operations                               (0.01)        (0.01)
                                                 ------------  ------------
                                                 $      (0.02) $      (0.09)
                                                 ============  ============

Weighted Average Common Shares Outstanding -
 Basic and Diluted                                     12,204         8,767

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                             (Amounts in 000s)
                                (UNAUDITED)
                                                   March 31,   December 31,
                     ASSETS                          2012          2011
                                                 ------------  ------------
Current Assets:
  Cash and cash equivalents                      $     11,328  $      7,364
  Restricted cash and cash equivalents                  1,208         1,883
  Accounts receivable, net                             21,396        18,759
  Prepaid expenses and other                            1,038           663
  Assets of disposal group held for sale                   42            47
                                                 ------------  ------------
      Total current assets                             35,012        28,716

Restricted cash and investments                         4,980         4,870
Property and equipment, net                           115,659       105,143
Intangible assets - bed licenses                        2,464         1,189
Intangible assets - lease rights, net                   8,193         8,460
Goodwill                                                  906           906
Escrow deposits for acquisitions                        3,604         3,172
Lease deposits                                          1,686         1,685
Deferred loan costs, net                                4,826         4,818
Other assets                                               74           122
                                                 ------------  ------------
      Total Assets                               $    177,404  $    159,081
                                                 ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of notes payable and other
   debt                                          $      7,655  $      4,567
  Revolving credit facilities and lines of
   credit                                               8,095         7,343
  Accounts payable                                     14,655        12,075
  Accrued expenses                                     10,952         9,858
  Liabilities of disposal group held for sale             192           240
                                                 ------------  ------------
      Total current liabilities                        41,549        34,083

Notes payable and other debt, net of current
 portion:
  Senior debt, net of discounts                        97,163        87,771
  Convertible debt, net of discounts                   14,824        14,614
  Revolving credit facilities                               -         1,308
  Other debt                                            1,150         1,400
Derivative liability                                    1,479         1,889
Other liabilities                                       2,119         2,437
Deferred tax liability                                     67            86
                                                 ------------  ------------
Total liabilities                                     158,351       143,588
                                                 ------------  ------------

Stockholders' equity:
  Preferred stock, no par value; 1,000shares
   authorized; no shares issued or outstanding              -             -
  Common stock and additional paid-in capital,
   no par value; 29,000 shares authorized;
   13,308 and 12,193 shares issued and
   outstanding                                         39,068        35,047
  Accumulated deficit                                 (18,919)      (18,713)
                                                 ------------  ------------
    Total stockholders' equity                         20,149        16,334
  Noncontrolling interest in subsidiaries              (1,096)         (841)
                                                 ------------  ------------
    Total equity                                       19,053        15,493
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $    177,404  $    159,081
                                                 ============  ============

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF OPERATIONS TRAILING FIVE QUARTERS
                                (UNAUDITED)

                                 For the Three Months Ended
(Amounts in
 000's)           3/31/2011   6/30/2011   9/30/2011  12/31/2011   3/31/2012
                 ----------  ----------  ---------- -----------  ----------
Revenues:
  Patient care
   revenues      $   30,532  $   33,872  $   40,192 $    45,137  $   49,808
  Management
   revenue              498         485         330         307         363
                 ----------  ----------  ---------- -----------  ----------
Total revenues       31,030      34,357      40,522      45,444      50,171
                 ----------  ----------  ---------- -----------  ----------
Expenses:
  Cost of
   services          25,175      27,104      32,637      37,303      40,123
  General and
   administrative
   expenses           2,924       3,168       3,267       3,922       3,931
  Facility rent
   expense            1,903       1,946       1,938       2,008       2,065
  Depreciation
   and
   amortization         647         706         836       1,749       1,497
  Salary
   retirement
   and
   continuation
   costs                  -         621           -         830           -
                 ----------  ----------  ---------- -----------  ----------
Total expenses       30,649      33,545      38,678      45,812      47,616
                 ----------  ----------  ---------- -----------  ----------
Income (Loss)
 from Operations        381         812       1,844        (368)      2,555
                 ----------  ----------  ---------- -----------  ----------
Other Income
 (Expense):
  Interest
   expense, net      (1,436)     (1,852)     (2,223)     (2,688)     (2,954)
  Loss on
   extinguishment
   of debt                -         (78)        (58)         (5)          -
  Derivative
   gain (loss)       (1,350)     (2,588)      4,745         151         410
  Acquisition
   costs, net of
   gains                979        (622)     (1,147)       (373)       (293)
  Other income
   (expense)            606         (19)        (19)        (17)        (16)
                 ----------  ----------  ---------- -----------  ----------
Total other
 income
 (expense), net      (1,201)     (5,159)      1,298      (2,932)     (2,853)
                 ----------  ----------  ---------- -----------  ----------
Income (Loss)
 from Continuing
 Operations
Before Income
 Taxes                 (820)     (4,347)      3,142      (3,300)       (298)
Income tax
 benefit
 (expense)              (86)       (124)       (204)        151         (54)
                 ----------  ----------  ---------- -----------  ----------
Income (Loss)
 from Continuing
 Operations            (906)     (4,471)      2,938      (3,149)       (352)
Income (Loss)
 from
 discontinued
 operations, net
 of tax                 (35)        (91)       (158)     (1,679)       (109)
                 ----------  ----------  ---------- -----------  ----------
Net Income
 (Loss)                (941)     (4,562)      2,780      (4,828)       (461)
Net Loss
 Attributable to
 Noncontrolling
 Interests              176         165         748         298         255
                 ----------  ----------  ---------- -----------  ----------
Net Income
 (Loss)
 Attributable to
 AdCare Health
 Systems         $     (765) $   (4,397) $    3,528 $    (4,530) $     (206)
                 ==========  ==========  ========== ===========  ==========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
  RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDAR FROM
                            CONTINUING OPERATIONS
                             (Amounts in 000s)
                                (Unaudited)

                                 For the Three Months Ended
(Amounts in
 000's)           3/31/2011   6/30/2011   9/30/2011  12/31/2011   3/31/2012
                 ----------  ----------  ---------- -----------  ----------
Adjusted EBITDA
 and Adjusted
 EBITDAR
Net Income
 (Loss)          $     (941) $   (4,562) $    2,780 $    (4,828) $     (461)
  Impact of
   discontinued
   operations            35          91         158       1,679         109
                 ----------  ----------  ---------- -----------  ----------
Net Income
 (Loss) from
 continuing
 operations            (906)     (4,471)      2,938      (3,149)       (352)
  Interest
   expense, net       1,436       1,852       2,223       2,688       2,954
  Income tax
   (benefit)
   expense               86         124         204        (151)         54
  Amortization
   of stock
   based
   compensation         390         167         184         277         165
  Depreciation
   and
   amortization         647         705         836       1,749       1,497
  Acquisition
   costs, net of
   gains               (979)        622       1,147         373         293
  Loss on
   extinguishmen
   t of debt              -          77          58           5           -
  Derivative
   (gain) loss        1,350       2,588      (4,745)       (151)       (410)
  Other income
   from recovery
   of
   receivables         (629)          -           -           -           -
  Salary
   retirement
   and
   continuation
   costs                  -         622           -         830           -
                 ----------  ----------  ---------- -----------  ----------
Adjusted EBITDA
 from continuing
 operations           1,395       2,286       2,845       2,471       4,201
  Facility rent
   expense            1,903       1,947       1,938       2,008       2,065
                 ----------  ----------  ---------- -----------  ----------
Adjusted EBITDAR
 from continuing
 operations      $    3,298  $    4,233  $    4,783 $     4,479  $    6,266
                 ==========  ==========  ========== ===========  ==========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                         SUPPLEMENTARY INFORMATION
                                (Unaudited)

                                       2011                          2012
                ------------------------------------------------- ---------
End of Period
 Data               Q1        Q2        Q3        Q4       YTD        Q1
                --------- --------- --------- --------- --------- ---------

Number of
 Facilities
SNF
 Owned                  5         8        12        13                  14
 Leased                11        11        11        12                  12
 VIE                    0         0         5         5                   5
 Managed                4         4         4         3                   3
ALF
 Owned                  6         6         6         7                   8
 VIE                    0         1         1         1                   1
 Managed                1         0         0         0                   0
IL
 Managed                1         1         1         1                   1
                --------- --------- --------- ---------           ---------
Total                  28        31        40        42                  44

Number of
 Operational
 Beds
SNF
 Owned                510       839     1,241     1,337               1,436
 Leased             1,262     1,262     1,262     1,342               1,342
 VIE                    0         0       314       314                 314
 Managed              403       379       379       329                 329
ALF
 Owned                196       196       196       228                 308
 VIE                  104       104       104       104                 104
 Managed                0         0         0         0                   0
IL
 Managed               83        83        83        83                  83
                --------- --------- --------- ---------           ---------
Total               2,558     2,863     3,579     3,737               3,916

SNF + ALF %
 Owned               39.1%     47.4%     59.5%     59.6%               61.7%
SNF + ALF %
 Leased              60.9%     52.6%     40.5%     40.4%               38.3%

Revenue Mix %
 (a)
 Skilled (c)         33.0%     32.4%     30.8%     29.9%     31.3%     31.0%
 Medicaid            55.2%     55.9%     56.7%     56.9%     56.3%     54.8%
 Private +
  Other              11.8%     11.7%     12.5%     13.2%     12.4%     14.2%
                --------- --------- --------- --------- --------- ---------
Total               100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

Patient Days
 (a)
 Skilled (c)       21,441    22,443    24,723    29,543    98,150    32,633
 Medicaid         105,790   117,401   146,203   164,723   534,117   167,486
 Private +
  Other            11,275    14,788    20,782    25,807    72,652    28,075
                --------- --------- --------- --------- --------- ---------
Total             138,506   154,632   191,708   220,073   704,919   228,194

Patient Day Mix
 % (a)
 Skilled (c)         15.5%     14.5%     12.9%     13.4%     13.9%     14.3%
 Medicaid            76.4%     75.9%     76.3%     74.8%     75.8%     73.4%
 Private +
  Other               8.1%      9.6%     10.8%     11.8%     10.3%     12.3%
                --------- --------- --------- --------- --------- ---------
Total               100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

Revenue Rates
 Per Patient
 Day (a)
 Skilled (c)    $  434.37 $  454.32 $  469.60 $  430.64 $  446.68 $  442.03
 Medicaid       $  147.04 $  149.71 $  146.44 $  146.99 $  147.45 $  152.21
 Private +
  Other         $  213.92 $  195.20 $  172.90 $  167.20 $  181.78 $  171.85
                --------- --------- --------- --------- --------- ---------
Weighted
 Average Total  $  203.54 $  203.46 $  196.80 $  193.34 $  198.51 $  203.97

Average Daily
 Census (a)
 Skilled (c)          238       264       304       330       343       359
 Medicaid           1,175     1,382     1,798     1,841     1,869     1,841
 Private +
  Other               125       174       256       291       254       309
                --------- --------- --------- --------- --------- ---------
Total Average
 Daily Census       1,539     1,821     2,357     2,459     2,467     2,508

Occupancy (a)        86.8%     86.7%     85.4%     82.4%     85.0%     81.1%

                                        2011
           ----------------------------------------------------------------
End of
 Period
 Data            Q1           Q2           Q3           Q4          YTD
           ------------ ------------ ------------ ------------ ------------

Total
 Revenue
 (b)       $ 31,029,710 $ 34,356,369 $ 40,522,389 $ 45,444,262 $151,352,730
Adjusted
 EBITDAR
 (b)       $  3,298,182 $  4,230,002 $  4,783,243 $  4,479,698 $ 16,791,125
Adjusted
 EBITDA
 (b)       $  1,395,459 $  2,283,134 $  2,845,693 $  2,471,668 $  8,995,954

               2012
           ------------
End of
 Period
 Data            Q1

Total
 Revenue
 (b)       $ 50,170,201
Adjusted
 EBITDAR
 (b)       $  6,265,035
Adjusted
 EBITDA
 (b)       $  4,200,420

(a) Skilled Nursing Only - Excludes Managed Facilities
(b) AdCare Consolidated Incorporating Discontinued Operations
(c) Skilled is defined as Medicare A + Managed Care RUGS
(d) Note that the Company changed its method for reporting total beds from licensed beds to beds in operation beginning Q3 2011. This effective change restates the number of beds reported and total occupancy calculated for the first two quarters of 2011.

Company Contacts
Boyd Gentry, CEO
Chris Brogdon, Vice Chairman & CAO
David A. Tenwick, Chairman of Board
AdCare Health Systems, Inc.
Tel (937) 964-8974
info@adcarehealth.com

Investor Relations
Ron Both or Geoffrey Plank
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com